                                                                      EXHIBIT 32

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Composite Solutions, Inc. ("Company") on Form 10-QSB for the period ending June30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned President and CEO of the Company hereby certifies, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Dr. Thomas C. Bache
------------------------------------------
 Dr. Thomas C. Bache, President & CEO

August 13, 2004

                                       22